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                              SKYLINE CHILI, INC.
                             FORM 10-KSB FOR FISCAL
                          YEAR ENDED OCTOBER 29, 1995

                                 EXHIBIT 10.33

          WRITTEN DESCRIPTION OF LONG-TERM INCENTIVE COMPENSATION PLAN


                 The Company maintains a Long-Term Incentive Compensation Plan that could result in cash bonuses being paid to the Plan's participants at the end of the Company's 1997 fiscal year. Bonuses will be paid under this Plan only if the Company exceeds certain earnings and financial position targets and meets minimum stock price and new franchised unit targets (the "Target Amount"). The total amount of bonuses to be paid, if any, will be equal to a varying percentage of any actual amounts in excess of the Target Amount. The Plan's current participants are the following four executive officers: the President and Chief Executive Officer; the Chief Financial Officer; the Corporate Vice President - Marketing; and the Corporate Vice President - Restaurant Operations. There is no maximum limit on the bonus amounts that can be paid under this Plan.